Internal Revenue Service
Attn: Technical Services, Group 5
110 West 44th Street, 9th Floor
New York, NY 10036

Department of the Treasury

Date: August 27, 2012

Taxpayer TIN:
11-1688021
Tax Form:
1120
Tax Period(s):
April 30, 2006
Person to Contact:
Robert W. Gruska
Employee ID:
10000261214
Telephone Number:
(212) 719-6968
Fax Number:
(212) 719-6430

Gyrodyne Company of America, Inc.
Attn: Stephen V. Maroney, President & CEO
One Flowerfield, Suite 24
St. James, NY 11780

Dear Taxpayer:

We have considered your request for an additional extension of time to replace your involuntarily converted property. We are granting an extension to April 30, 2014. This extension of time is not to be construed as a determination that the disposition qualifies for nonrecognition of gain under Internal Revenue Code Section 1033.

Please notify us by letter at the above address when you replace the property. You are required to report the details of the replacement on your federal income tax return for the year in which the property is replaced. Any interest you receive on the payment for the property is taxable as ordinary income in the year received, and should not be included as part of the payment for the property when you compute your gain or loss.

In the event you do not replace the property within the time required, please notify us and file an amended return to report the gain realized.

If you have any questions, please contact the person whose name, telephone number and address are shown above.

Sincerely yours,

Kathy J. Sexton
Technical Services Manager

cc: Frank L. Mugabi, Esq.
1251 Avenue of the Americas, 27th Floor
New York, NY 10020